UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   NOVEMBER 23, 2004
------------------------------------------------------------------------



                    OIL-DRI CORPORATION OF AMERICA
------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


         DELAWARE                    0-8675              36-2048898
---------------------------     ------------------     ----------------
     (State or other            (Commission File        (IRS Employer
jurisdiction of incorporation        Number)          Identification No.)


      410 NORTH MICHIGAN AVENUE
              SUITE 400
          CHICAGO, ILLINOIS                                60611-4213
-----------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code       (312) 321-1515
------------------------------------------------------------------------




------------------------------------------------------------------------
    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 23, 2004, Oil-Dri Corporation of America (the "Registrant") issued a press release announcing its first quarter results of operations for its fiscal year 2005. A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) None.

(b) None.

(c) Exhibits


Exhibit
Number                   DESCRIPTION OF EXHIBITS
------     ----------------------------------------------------

 99.1      Press Release of Registrant dated November 23, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         OIL-DRI CORPORATION OF AMERICA



                          By: /S/  CHARLES P. BRISSMAN
                              --------------------------------
                              Charles P. Brissman
                              Vice President and General Counsel




Date: November 24, 2004

                                  EXHIBIT INDEX


Exhibit
Number                    DESCRIPTION OF EXHIBITS
------     ----------------------------------------------------

 99.1      Press Release of Registrant dated November 23, 2004.

                                                                    Exhibit 99.1

RELEASE:  Immediate                                       CONTACT:  Kathy Arford
                                                                    312-706-3274

                      OIL-DRI REPORTS FIRST QUARTER RESULTS

CHICAGO -November 23, 2004 - Oil-Dri Corporation of America (NYSE: ODC) announced sales of $44,121,000 for the first quarter ended October 31, 2004, which are 5% less than sales of $46,292,000 for the first quarter one year ago. Net income for the quarter was $1,280,000 or $0.22 per diluted share for the quarter, compared to $1,718,000 or $0.30 per diluted share in the same quarter a year ago.

FIRST QUARTER REVIEW
President and Chief Executive Officer Daniel S. Jaffee commented, "While sales and earnings performance for the first quarter were lower than last year's record first quarter, they were in line with our budgeted plan for the year.

"The company's overall performance was mixed. On the positive side, all aspects of our Jonny Cat branded cat litter business showed improvement over last year and, in particular, we are pleased with the acceptance of our Jonny Cat scoop products into new West Coast grocery and non-foods accounts. Another positive highlight is the strong performance of our Specialty Products business, which is up 17% in the quarter. Additionally, our focus on maximizing the value of each product we ship continued to pay off, resulting in a significant increase in our overall average sale price.

"On the negative side, our agricultural chemical carriers business was down substantially from one year ago. Formulators have returned to a more traditional buying season which starts later in the fall. Despite the disappointing performance in the first quarter, we do expect our Agsorb carriers business to return to historical demand levels for the balance of the fiscal year.

"During the quarter, we continued to generate positive operational cash flow, repurchased Common Stock and, for the second year in a row, increased our dividend."

BUSINESS REVIEW

Sales for the CONSUMER PRODUCTS GROUP were down 3% for the quarter. An increase in promotional spending for the Jonny Cat scoop rollout negatively impacted net sales versus prior year.

A significant investment was made in new Cat's Pride packaging at the end of fiscal 2004. The new packaging is being rolled out on shelves during the first half of the fiscal year. We expect our Jonny Cat scoop promotional spending and our new Cat's Pride packaging to positively impact our sales in the second half of this fiscal year.

The CROP PRODUCTION AND HORTICULTURAL PRODUCTS GROUP experienced a 53% decrease in sales for the quarter compared to last year. Unlike the first quarter a year ago, which saw unusually high sales volume, this quarter's sales of Agsorb carriers reflect a more traditional startup by formulators. Sales of Pro's Choice sports field products were slightly down for the quarter as well.

INDUSTRIAL AND AUTOMOTIVE GROUP sales were up 5% in the quarter, due mainly to increases in per unit selling prices.

Sales for the SPECIALTY PRODUCTS GROUP were up in the quarter 17%. Overall sales mix in both the U.S. and Latin America contributed to the year over year growth. Strong bleaching clay sales along with increases in ConditionAde and PelUnite Plus binder sales in the U.S. contributed positively to the growth.

FINANCIAL REVIEW

On October 7, 2004, Oil-Dri's Board of Directors voted to increase the quarterly cash dividend to $0.11 per share for the Common Stock, an increase of 10%. The dividend will be payable on December 10, 2004, to stockholders of record at the close of business on November 12, 2004. At the October 31, 2004 closing price of $15.30 per share and assuming cash dividends continue at the same rate, the annual yield on Common Stock is 2.9%. This is the second year in a row the dividend has been increased. The company has paid a dividend consistently for 29 years.

During the quarter, the company repurchased 115,400 shares of Common Stock, at an average price of $15.26 per share.

Cash, cash equivalents and short-term investments at October 31, 2004, totaled $18,941,000. Operating cash flow for the quarter was a positive $1,028,000. Capital expenditures for the quarter totaled $1,748,000, which is $178,000 less than the depreciation and amortization of $1,926,000.

LOOKING FORWARD

Jaffee stated, "Given our July 31, 2005 compliance deadline, we are devoting significant internal and external resources to our Sarbanes-Oxley Section 404 readiness process. Because we are geographically dispersed and operate in a decentralized manner, this process may prove to be more costly, challenging and time consuming compared to similarly-sized public companies without these characteristics.

"Additionally we are also seeing prices for packaging, freight and other commodities move upward. We are continuing to improve our manufacturing efficiencies to offset these increased costs.

"Despite these challenges we feel confident we can deliver our per share earnings estimate range of $1.20 to $1.30 for fiscal 2005 as our new product opportunities continue to show promise."

                                         ###



THE COMPANY WILL OFFER A LIVE WEB CAST OF THE FIRST QUARTER EARNINGS TELECONFERENCE ON WEDNESDAY, NOVEMBER 24, 2004 AT 10:00 A.M. CST. TO LISTEN TO THE CALL VIA THE WEB, PLEASE VISIT WWW.STREETEVENTS.COM OR WWW.OILDRI.COM. AN ARCHIVED RECORDING OF THE CALL AND WRITTEN TRANSCRIPTS OF ALL TELECONFERENCES ARE POSTED ON THE OIL-DRI WEB SITE.

===============================================================================

OIL-DRI, AGSORB, CAT'S PRIDE, JONNY CAT, CONDITIONADE AND PRO'S CHOICE ARE ALL REGISTERED TRADEMARKS OF OIL-DRI CORPORATION OF AMERICA. PELUNITE PLUS IS A TRADEMARK OF OIL-DRI CORPORATION OF AMERICA.

OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL AND SPECIALTY MARKETS.

THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; CHANGES IN OVERALL AGRICULTURAL DEMAND; INCREASING REGULATION OF THE FOOD CHAIN; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.





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O I L  -  D R I   C O R P O R A T I O N   O F   A M E R I C A

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)
                                      FIRST QUARTER ENDED OCTOBER 31,
                                  --------------------------------------
                                    2004  % OF SALES    2003  % OF SALES
                                  --------------------------------------
     NET SALES                    $44,121    100.0%   $46,292   100.0%
     COST OF SALES                 34,453     78.1%    35,414    76.5%
                                  --------------------------------------
     GROSS PROFIT                   9,668     21.9%    10,878    23.5%


     OPERATING EXPENSES            (7,643)   -17.3%    (8,109)  -17.5%
                                  --------------------------------------

     OPERATING INCOME               2,025      4.6%     2,769     6.0%
     INTEREST EXPENSE                (442)    -1.0%      (531)   -1.2%
     OTHER INCOME (EXPENSE)           135      0.3%       182     0.4%
                                  --------------------------------------

     INCOME BEFORE INCOME TAXES     1,718      3.9%     2,420     5.2%
     INCOME TAXES                     438      1.0%       702     1.5%
                                  --------------------------------------

     NET (LOSS) INCOME            $ 1,280      2.9%    $1,718     3.7%
                                  ======================================

     NET (LOSS) INCOME PER SHARE:

            BASIC COMMON            $0.25               $0.34
            BASIC CLASS B COMMON    $0.19               $0.25
            DILUTED                 $0.22               $0.30

     AVERAGE SHARES OUTSTANDING:

            BASIC COMMON            4,053               4,038
            BASIC CLASS B COMMON    1,450               1,423
            DILUTED                 5,949               5,744

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)
                                                             AS OF OCTOBER 31,
                                                           --------------------
                                                              2004      2003
                                                           --------------------
   CURRENT ASSETS
              CASH, CASH EQUIVALENTS AND INVESTMENTS        $ 18,941  $ 10,701
              ACCOUNTS RECEIVABLE, NET                        23,870    25,505
              INVENTORIES                                     12,958    13,379
              PREPAID EXPENSES                                 8,717     7,886
                                                           --------------------
                              TOTAL CURRENT ASSETS            64,486    57,471
                                                           --------------------
   PROPERTY, PLANT AND EQUIPMENT                              47,636    48,109
   OTHER ASSETS                                               12,885    17,150
                                                           --------------------
   TOTAL ASSETS                                             $125,007  $122,730
                                                           ====================

   CURRENT LIABILITIES
              CURRENT MATURITIES OF NOTES PAYABLE             $1,580    $4,000
              ACCOUNTS PAYABLE                                 4,898     5,385
              DIVIDENDS PAYABLE                                  565       509
              ACCRUED EXPENSES                                15,287    12,685
                                                           --------------------
                              TOTAL CURRENT LIABILITIES       22,330    22,579
                                                           --------------------
   LONG-TERM LIABILITIES
              NOTES PAYABLE                                   23,240    24,900
              OTHER NONCURRENT
              LIABILITIES                                      6,769     5,373
                                                           --------------------
                              TOTAL LONG-TERM LIABILITIES     30,009    30,273
                                                           --------------------
   STOCKHOLDERS' EQUITY                                       72,668    69,878
                                                           --------------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $125,007  $122,730
                                                           ====================


   BOOK VALUE PER SHARE OUTSTANDING                           $13.21    $12.80

   ADDITIONS TO AND ACQUISITIONS OF
     PROPERTY, PLANT AND EQUIPMENT           FIRST QUARTER    $1,748    $1,040
   DEPRECIATION AND AMORTIZATION CHARGES     FIRST QUARTER    $1,926    $2,082